UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2006

NTL Incorporated

(formerly known as Telewest Global, Inc.)

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	52-3778427
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.

SIGNATURES

Item 1.01  Entry into Alternative Bridge Facilities

On June 19, 2006, we implemented an alternative financing structure as described in our Forms 8-K filed on March 6, 2006 and May 23, 2006. In connection with this alternative financing structure, we have entered into the $1,048,800,000 bridge facilities agreement (the “Alternative Bridge Facilities Agreement”) filed as Annex A to our £1,800,000,000 Senior Bridge Facilities Agreement, which was filed as an Exhibit to the Form 8-K filed on March 6, 2006. As a result of reverse flex, the initial Applicable Margin (as defined in the Alternative Bridge Facilities Agreement) was reduced to 450 basis points over LIBOR and the alternative bridge facilities currently bear interest at a rate of 500 basis points over LIBOR.

Additionally, we have implemented the group internal restructuring associated with the alternative financing structure described in our Form 8-K filed on May 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2006	NTL INCORPORATED

	By:	/s/ Jacques Kerrest
Jacques Kerrest
Chief Financial Officer